Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
The Board of Directors
ICON plc
We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.

/s/ KPMG

Dublin, Ireland
May 16, 2019